Exhibit 10.7

DANAHER CORPORATION

2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(Non-US Employees)

Unless otherwise defined herein, the terms defined in the Danaher Corporation 2007 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

I.	NOTICE OF GRANT

Name:

Address:

The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Number of Restricted Stock Units

Expiration Date

Vesting Schedule

Time-Based Vesting Criteria

and/or

[Performance Objective]

II.	AGREEMENT

1. Grant of RSUs. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”), an Award of Restricted Stock Units (“RSUs”) subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2. Vesting.

(a) Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, RSUs awarded to a Participant shall not vest until the Participant (i) satisfies the performance-based vesting criteria (“Performance Objective”), if any, applicable to such RSUs and (ii) continues to be actively employed with the Company or an Eligible Subsidiary for the periods required to satisfy the time-based vesting criteria (“Time-Based Vesting Criteria”) applicable to such RSUs. The Performance Objective and Time-Based Vesting Criteria applicable to RSUs are collectively referred to as “Vesting Conditions,” and the earliest date upon which all Vesting Conditions are satisfied is referred to as the “Vesting Date.” The Vesting Conditions for an RSU received by a Participant shall be established by the Compensation Committee (the “Committee”) (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the RSU awards. Further, during any approved leave of absence, the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave and shall not resume until and unless the Participant returns to active employment prior to the Expiration Date of the RSUs.

(b) Performance Objective. The Committee shall determine whether the Performance Objective applicable to an RSU has been met, and such determination shall be final and conclusive. Until the Committee has made such a determination, the Performance Objective may not be considered to have been satisfied. Notwithstanding any determination by the Committee that the Performance Objective has been attained with respect to particular RSUs, such RSUs shall not be considered to have vested unless and until the Participant has satisfied the Time-Based Vesting Criteria applicable to such RSUs.

(c) Age 65. Notwithstanding the foregoing, the Time-Based Vesting Criteria applicable to all RSUs held by a Participant shall be deemed 100% satisfied upon the Participant’s attainment of age 65; provided that such RSUs shall remain subject to any applicable Performance Objective that remains unsatisfied as of such date.

(d) Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will not be converted into a share of Common Stock (“Share”) or issued to the Participant. Instead, the Fractional Portion will remain unconverted until the final Vesting Date for the RSUs; provided, however, if the Participant vests in a subsequent Fractional Portion prior to the final Vesting Date for the RSUs and such Fractional Portion taken together with a previous Fractional Portion accrued by the Participant under this Award would equal or exceed a whole Share, then such Fractional Portions will be converted into one Share; provided, further, that following such conversion, any remaining Fractional Portion will remain unconverted. Upon the final Vesting Date, the Company will not issue fractional Shares of Common Stock, but the Committee may, in its discretion, direct the Company to make a cash payment in lieu of fractional Shares.

3. Form and Timing of Payment. Each RSU represents the right to receive one Share of Common Stock of the Company on the date it vests. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, Participant shall have no right to payment of any such

RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, any RSUs that vest in accordance with Sections 2 and 4 will be paid to the Participant in whole Shares, on, or as soon as practicable after, the Vesting Date, but in any event, within the period ending on the later to occur of the date that is 2  1/2 months from the end of (i) the Participant’s tax year that includes the applicable Vesting Date, or (ii) the Company’s tax year that includes the applicable Vesting Date (which payment is intended to comply with the “short-term deferral” exemption from the application of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”)).

4. Termination of Employment.

(a) General. In the event the Participant’s active employment with the Company or an Eligible Subsidiary terminates for any reason (other than death or Retirement), all unvested RSUs shall be automatically forfeited by the Participant as of the date of termination.

(b) Death. Upon Participant’s death, a pro rata amount of the outstanding RSUs scheduled to vest on a particular Vesting Date shall become vested based on the number of complete twelve-month periods between the Date of Grant and the date of the Participant’s death divided by the total number of twelve-month periods between the Date of Grant and the applicable Vesting Date. Notwithstanding anything in the Plan or this Agreement to the contrary, for purposes of this Section, any partial twelve-month period between the Date of Grant and the date of death shall be considered a complete twelve-month period and any Fractional Portion that results from applying the pro rata methodology shall be rounded up to a whole Share.

(c) Normal Retirement. In the event the Participant voluntarily terminates his or her employment with the Company or an Eligible Subsidiary at or after reaching age 65, and as of the date of the Participant’s Normal Retirement the Participant holds RSUs that remain subject to any Performance Objective, the RSUs shall remain outstanding for up to the fifth anniversary of such date (or if earlier, up to the Expiration Date (if any) of the RSUs) to determine whether such conditions become satisfied (and if the Committee determines that the Performance Objectives are satisfied within such period, the RSUs shall become fully vested).

(d) Early Retirement. In the event the Participant voluntarily terminates his or her employment with the Company or an Eligible Subsidiary prior to age 65 and the Committee determines that the cessation of Participant’s employment constitutes Early Retirement, (i) the Time-Based Vesting Criteria applicable to any portion of any RSUs scheduled to vest during the five (5) year period following the date of the Participant’s Retirement shall be deemed 100% satisfied; (ii) any portion of such RSUs subject to Time-Based Vesting Criteria not scheduled to vest until after the fifth anniversary of the Participant’s Retirement shall be immediately forfeited without consideration; and (iii) if the Participant holds RSUs described in (i) above that remain subject to any Performance Objective, the RSUs shall remain outstanding for up to the fifth anniversary of such date (or if earlier, up to the Expiration Date (if any) of the RSUs) to determine whether such conditions become satisfied (and if the Committee determines that the Performance Objectives are satisfied within such period, the RSUs shall become fully vested).

(e) Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, the Participant’s unvested RSUs shall be forfeited immediately as of the time of termination without consideration.

(f) Violation of Post-Employment Covenant. To the extent that any of the Participant’s RSUs remain outstanding under the terms of the Plan or this Agreement after termination of the Participant’s employment with the Company or an Eligible Subsidiary, such RSUs shall nevertheless expire as of the date the Participant violates any covenant not to compete or other post-employment covenant that exists between the Participant on the one hand and the Company or any Subsidiary of the Company, on the other hand.

(g) Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s outstanding RSUs shall terminate unless provision is made for the assumption or substitution of such RSUs as provided in Section 16(b) of the Plan.

5. Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.

6. Amendment of RSUs or Plan. The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company’s Board may amend, modify or terminate the Plan or any RSUs in any respect at any time; provided, however, that modifications to this Agreement or the Plan that adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of RSUs.

7. Tax Obligations.

(a) Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the RSUs is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of the Shares, the subsequent sale of

Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Related Items.

Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer (in its sole discretion) to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, in its sole discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant by one or a combination of the following: (i) require the Participant to pay Tax-Related Items in cash with a cashier’s check or certified check; (ii) withholding cash from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (iii) arranging for the sale of Shares otherwise issuable to the Participant upon vesting of the RSUs (on Participant’s behalf and at Participant’s direction pursuant to this authorization); (iv) withholding from the proceeds of the sale of Shares acquired upon vesting of the RSUs; or (v) withholding in Shares otherwise issuable to the Participant, provided that the Company withholds only the amount of Shares necessary to satisfy the minimum statutory withholding amount using the Fair Market Value of the Shares on the date of the relevant taxable event. Participant shall pay to the Company or the Employer any amount of Tax Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that are not satisfied by any of the means previously described. The Company may refuse to deliver the Shares to the Participant if the Participant fails to comply with Participant’s obligations in connection with the Tax Related Items as described in this Section.

(b) Code Section 409A. Payments made pursuant to this Plan and the Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in the Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all RSUs granted to Participants who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the RSUs shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any RSUs granted thereunder.

8. Rights as Shareholder. Until all requirements for vesting of the RSUs pursuant to the terms of this Agreement and the Plan have been satisfied, the Participant shall not be deemed to be a shareholder or to have any of the rights of a shareholder with respect to any Shares.

9. Additional Conditions to Issuance of Shares. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.

Furthermore, unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Award are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant also acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.

10. No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment with the Company or any of its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Subsidiaries right to terminate the Participant’s employment or at any time, with or without cause (subject to any employment agreement a Participant may otherwise have with the Company or a Subsidiary thereof and/or applicable law).

11. Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Participants are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

12. Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation.

13. Electronic Delivery.

(a) If the Participant executes this Agreement electronically, for the avoidance of doubt Participant acknowledges and agrees that his or her execution of this Agreement electronically (through an on-line system established and maintained by the Company or another third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. Participant acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.

(b) If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.

(c) If Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of RSUs set forth in the Notice of Grant and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.

(d) The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.

14. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data (as defined below) by and among, as necessary and applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan and in the Company’s Amended and Restated 1998 Stock Option Plan (the “1998 Plan”).

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Common Stock or directorships held in the Company, and details of the RSUs or any other restricted stock units or other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan and/or the 1998 Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and/or the 1998 Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan and/or in the 1998 Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon vesting of the RSUs or any other restricted stock units or other entitlement to Shares.

Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant understands that Data shall be held as long as is reasonably necessary to implement, administer and manage his or her participation in the Plan and/or the 1998 Plan, and he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Participant understands, however, that refusing or withdrawing such consent may affect his or her ability to participate in the Plan and/or the 1998 Plan. In addition, Participant understands that the Company and its Subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding the Participant’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15. Nature of RSUs. In accepting the RSUs, Participant acknowledges that:

(a) Participant has received a copy of the Plan and the prospectus relating thereto; he or she has read and is familiar with the terms and provisions thereof and has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan and hereby accepts the RSUs subject to all of the terms and provisions thereof;

(b) Participant shall accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement;

(c) the award of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been awarded repeatedly in the past;

(d) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(e) Participant’s participation in the Plan is voluntary;

(f) the award of RSUs is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of Participant’s employment or service contract, if any;

(g) the award of RSUs is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(h) the award of RSUs and Participant’s participation in the Plan shall not be interpreted to form an employment or service contract with the Company or any Subsidiary of the Company;

(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j) in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or Shares upon vesting of the Award resulting from termination of Participant’s continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, Participant irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue or seek remedy for any such claim;

(k) in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive RSUs under the Plan and the vesting of such RSUs, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs;

(l) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares;

(m) Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan; and

(n) Participant will notify the Company of any change in address.

16. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

17. Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the RSUs or hereunder, or the rights, duties or liabilities created hereby.

18. Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19. Governing Law. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, agree that such litigation shall be conducted in the courts of New Castle County, or the federal courts for the United States for the District of Delaware, where this grant is made and/or to be performed.

20. Addendum. The RSUs shall be subject to the special terms and provisions set forth in the Addendum to this Agreement for Participant’s country of residence, if applicable.

[If the Agreement is signed in paper form, complete and execute the following:]

PARTICIPANT	DANAHER CORPORATION

Signature	Signature

Print Name	Print Name

Title

Residence Address

ADDENDUM

This Addendum includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Notice of Grant, the Agreement or the Plan.

This Addendum also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws concerning RSUs in effect as of June 2007. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan as the information may be out of date at the time the Participant vests in the RSUs or sells Shares acquired under the Plan.

In addition, this Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in Participant’s country apply to Participant’s specific situation.

If Participant resides in a country but is considered a citizen or resident of another country, the information contained in this Addendum may not be applicable to Participant.

PARTICIPANTS IN ARGENTINA

Securities Law Notice

Participant understands that neither the grant of the RSUs nor the Shares to be issued pursuant to the Award constitute a public offering as defined by the Law 17,811, or any other Argentine law. The offering of the RSUs is a private placement. As such, the offering is not subject to the supervision of any Argentine governmental authority.

PARTICIPANTS IN AUSTRALIA

RSUs Payable Only in Shares

RSUs granted to Participants in Australia shall be paid in Shares only and do not provide any right for Participants to receive a cash payment, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.

Securities Law Notice

If Participant acquires Shares of stock pursuant to the RSUs and offers his or her Shares for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

PARTICIPANTS IN CANADA

Consent to Receive Information in English for Participants in Quebec

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

RSUs Payable Only in Shares

RSUs granted to Participants in Canada shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.

PARTICIPANTS IN CHINA

Exchange Control Information

Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the sale of the Shares issued upon conversion of the RSUs to China. Participant understands that, under local law, such repatriation of his or her cash proceeds may need to be effected through a special exchange control account established by the Company or one of its subsidiaries or by Participant’s Employer and Participant hereby consents and agrees that any proceeds from the sale of any Shares he or she acquires may be transferred to such special account prior to being delivered to Participant.

PARTICIPANTS IN HONG KONG

Securities Law Notice

Participant acknowledges that this Agreement and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong. This Agreement and the incidental communication materials are intended only for the personal use of each eligible Company employee and not for distribution to any other persons.

PARTICIPANTS IN MEXICO

Labor Law Acknowledgment and Policy Statement

This provision supplements Sections 10 and 15 of the Agreement:

In accepting the RSUs, Participant expressly recognizes that the Company, with registered offices at 2099 Pennsylvania Avenue, NW, 12th Floor, Washington, D.C., U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares of Common Stock does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is the Company’s subsidiary in Mexico for which Participant is employed (“Danaher-Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and the Employer, Danaher-Mexico, and do not form part of the employment conditions and/or benefits provided by Danaher-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Spanish Translation

Reconocimiento de la Legislación y Politicas Laborales

La presente disposición es complementaria al la Sessiones 10 and 15 del Convenio:

Mediante la aceptación de las Unidades, expresamente reconozco que la Compañía, con oficinas ubicadas en “2099 Pennsylvania Avenue, NW, 12th Floor, Washington, D.C., U.S.A.”, es el responsable por la administración del Plan y que la participación del derechohabiente en el mismo y la adquisición de Acciones Communes no constituye una relación de trabajo entre el derechohabiente y la Compañía, toda vez que el derechohabiente ha participando en el Plan derivado de una relación comercial y que el único patrón lo es la empresa subsidiaria de Danaher en México, con la cual se esta contratado (“Danaher-México”). Derivado de lo anterior, el derechohabiente expresamente reconozce que el Plan y los beneficios que se deriven su participación en el mismo no establece ningún derecho entre el derechohabiente y Danaher-México y que no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Danaher-México y, que cualquier modificación del Plan o su terminación no constituye un cambio o terminación de los términos y condiciones la relación de trabajo del derechohabiente.

Asimismo, el derechohabiente entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional por parte de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o descontinuar la participación del derechohabiente en el cualquier momento sin ninguna responsabilidad para mi persona.

PARTICIPANTS IN RUSSIA

Securities Law Notice

Participant acknowledges that the Agreement, the grant of the RSUs, the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Participant acknowledges that he or she may hold Shares issued under the Plan in Participant’s account with the Company’s third party administrator in the U.S. However, in no event will Shares issued to Participant under the Plan be delivered to Participant in Russia.

PARTICIPANTS IN SINGAPORE

Director Notification

If the Participant is a director of a Singapore Subsidiary of the Company, the Participant must notify the Singapore Subsidiary in writing within two days of the Participant receiving or disposing of an interest (e.g., RSUs, Shares) in the Company or any Subsidiary or within two days of becoming a director if such an interest exists at the time. This notification alert also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual.